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                                                                   Exhibit 3.218

                LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
             CARMEL HILLS HEALTHCARE AND REHABILITATION CENTER, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

This Limited Liability Company Operating Agreement (together with the exhibits attached hereto, this "Agreement") of Carmel Hills Healthcare and Rehabilitation Center, LLC (the "LLC"), is entered into by Summit Care Corporation, as the sole equity member (the "Member"), effective as of January 13, 2006 (the "Effective Date").

The Member, by execution of this Agreement, hereby forms the LLC as a limited liability company pursuant to, and in accordance with, the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (the "Act"), and, in connection therewith, hereby agrees as follows:

                  ARTICLE I - ORGANIZATIONAL AND OTHER MATTERS

Section 1.01 Name. The name of the LLC is Carmel Hills Healthcare and Rehabilitation Center, LLC (the "LLC").

Section 1.02 Principal Business Office. The principal business office of the LLC shall be located at 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 or such other location as may hereafter be determined by the Member.

Section 1.03 Registered Office. The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

Section 1.04 Registered Agent. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

Section 1.05 Term. The LLC shall have a perpetual existence.

Section 1.06 Certificate of Formation. The LLC was formed as a limited liability company under the Act by the filing of a Certificate of Formation by Cindy VanDran, as an authorized person, with the Secretary of State of the State of Delaware on January 13, 2006, as the same may be amended, restated or supplemented from time to time. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments, supplements and/or restatements thereof) necessary for the LLC to qualify to do business in the state of California and in any jurisdiction in which the LLC may wish to conduct business. The existence of the LLC as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

                              ARTICLE II - PURPOSE

Section 2.01 Purpose. The purpose to be conducted or promoted by the LLC is to engage in the following activities:

     (a) managing and operating the health care facility located on the real property described on Exhibit A attached hereto and incorporated herein by this reference, including leasing such real property (the "Facility Operations"); and

     (b) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware.

                         ARTICLE III - BOARD OF MANAGERS

Section 3.01 Board of Managers. Pursuant to Section 18-402 of the Act, and to the extent specifically set forth in this Agreement, certain activities of the LLC shall be managed through a Board of Managers (the "Board of Managers"). The Board of Managers shall have the following characteristics:

     (a) the Board of Managers shall be composed of no less than three individuals (each, a "Manager").

     (b) the initial Managers shall be as set forth on Exhibit B attached hereto and incorporated herein by this reference;


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     (c) all actions of the Board of Managers shall require a majority vote of the quorum of the Managers; provided, however, that the Board of Managers may delegate the day-to-day management of the LLC to an individual(s) or entity which may or may not be a Manager;

     (d) the Board of Managers shall meet at such times as may be necessary for the business of the LLC upon at least five business days' prior written notice of the time, place and purpose of the meeting given by any two Managers. Meetings of the Board of Managers may be in person or by conference telephone or other similar communications system, and actions of the Board of Managers may be by written consent (in which case, no notice shall be required), which written consents, except as otherwise expressly required in this Agreement, shall be effective if signed in one or more counterparts by a majority of the Managers. The presence of two Managers, in person or by proxy, shall constitute a quorum. Each Manager has the right to one vote. Each Manager not only has the right to his own vote, but may vote by proxy for one other Manager;

     (e) the Member may remove any Manager for any reason or no reason by executing a certificate setting forth the Manager being removed and the replacement Manager;

     (f) in the event there exists a vacancy on the Board of Managers, the Member shall, as soon as reasonably practicable, execute a certificate setting forth a replacement Manager; and

     (g) the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Manager shall be obligated for any such debt, obligation or liability of the LLC solely by reason of its acting as a Manager of the LLC.

                               ARTICLE IV - MEMBER

Section 4.01 Member. Simultaneously with the execution and delivery of this Agreement, the following Person is admitted as the sole equity member of the LLC (the "Member") and shall hold all Membership Interests (as defined in Section
4.02 below) effective as of the date of this Agreement. The name and address of the Member is as follows:

     Name and Address

     Summit Care Corporation
     27442 Portola Parkway, Suite 200
     Foothill Ranch, California 92610
     Attn: Legal Department

Section 4.02 Unit Certificates. The limited liability company interests of the LLC shall consist of 100 units (the "Membership Interests"), which shall be evidenced by a unit certificate issued to the Member (the "Unit Certificate"). The Member hereby irrevocably elects that all Membership Interests in the LLC shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. The Unit Certificate shall bear the following legend:

     "This certificate evidences a membership interest in Carmel Hills Healthcare and Rehabilitation Center, LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction."

     "THIS CERTIFICATE AND THE MEMBERSHIP INTEREST EVIDENCED HEREBY ARE NOT NEGOTIABLE AND ARE NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT. The Limited Liability Company maintains books for the purpose of registering transfers. This Certificate has not been and will not be registered under the Securities Act of 1933 or under the securities or blue sky laws of any state. The holder of this Certificate, by its acceptance hereof, represents that it is acquiring this security for investment and not with a view to any sale or distribution hereof."

This provision shall not be amended, and any purported amendment to this provision, shall be null and void.

Section 4.03 Powers. The Member shall have the right and authority to take all actions (i) specifically enumerated in this Agreement or (ii) which such Member otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the LLC's business and which are not otherwise specifically reserved to the Managers.

Section 4.04 Liability. The Member shall not have any liability for the obligations of the LLC except to the extent provided herein. Except as required by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Member shall not be obligated for any such debt, obligation or liability of the LLC solely by reason of its status as the Member of the LLC.


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Section 4.05 Allocations and Distributions. The LLC's profits and losses shall be allocated to the Member. At the time determined by a majority of the Managers, the Managers may cause the LLC to distribute to the Member any cash held by it which is neither reasonably necessary for the operation of the LLC nor the performance of its contractual obligations, nor which is in violation of Sections 18-607 or 18-804 of the Act or any contractual agreement binding on the LLC.

                              ARTICLE V - OFFICERS

Section 5.01 Officers. The day-to-day operation of the business of the LLC shall be managed by officers (the "Officers") to the extent specifically set forth in this Agreement and under the direction of the Member and the Board of Managers. The Officers shall:

     (a) be comprised minimally of a President, Chief Financial Officer, Vice President, and Secretary;

     (b)  be selected by the Member;

     (c)  be allowed to serve on the Board of Managers;

     (d) serve so long as the Member desires or until their resignation, death or incapacitation; and

     (e)  meet at such times as may be necessary for the business of the LLC.

Section 5.02 Initial Officers. The initial Officers shall take office upon the execution of this Agreement by the Member and shall be:

     Jose Lynch      Chief Executive Officer and President

     Eddie Parades   Senior Vice President of Operations

     John King       Chief Financial Officer and Treasurer

     Roland Rapp     Chief Administrative Officer and Secretary

Section 5.03 Chief Executive Officer and President. The Chief Executive Officer and President (the "President") shall, under the direction of the Member and Board of Managers, perform all duties incident to the office of President, have general charge of the business, affairs and property of the LLC and general supervision over the other Officers and any of the LLC's employees and agents and see that all orders and resolutions of the LLC are carried into effect, and discharge such duties as may be assigned to him or her by the Board of Managers or the Member.

Section 5.04 Senior Vice President of Operations. The Senior Vice President of Operations shall, under the direction of the Member and Board of Managers, perform all duties incident to the office of Senior Vice President of Operations and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the other Officers, Board of Managers or the Member.

Section 5.05 Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer (the "Treasurer") shall, under the direction of the Member and Board of Managers, perform all duties incident to the office of Treasurer and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the other Officers, Board of Managers or the Member.

Section 5.06 Chief Administrative Officer and Secretary. The Chief Administrative Officer and Secretary (the "Secretary") shall, under the direction of the Member and Board of Managers, perform all duties incident to the office of Secretary and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the other Officers, the Member or the Board of Managers. The Secretary shall:

     (a) record all the actions taken by the Member, Officers and the Board of Managers in a book to be kept for that purpose;

     (b) if required, cause notices to be duly given in accordance with the provisions of the Agreement and as required by statute;

     (c) be custodian of the records; and

     (d) see that all of the books, reports, statements, certificates and all other documents and records required to be kept by statute or this Agreement are properly filed and kept.

                          ARTICLE VI - INDEMNIFICATION

The LLC shall indemnify and hold harmless (i) the Member, (ii) any affiliate of the Member, and (iii) any officer, director, employee, or agent of the LLC, the Member or any of its affiliates, (each, an "Indemnitee"), from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys' fees, court costs, and costs


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of investigation and appeal) suffered or incurred by any such Indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the LLC.

                           ARTICLE VII - MISCELLANEOUS

Section 7.01 Assignments; Additions; Transfers; Dissolution

     (a) Assignments. The Member may, with prior written notice to the LLC and in compliance with applicable laws, sell assign or convey its Membership Interests at any time without the consent of the Managers. If the Member transfers all of its Membership Interests pursuant to this Section 7.01(a), the transferee shall be admitted to the LLC as a member of the LLC upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the LLC. Any successor to a Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the LLC shall continue without dissolution.

     (b) Resignation. If the Member resigns pursuant to this Section 7.01(b), an additional member of the LLC may be admitted to the LLC, subject to Sections 7.01(c), upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the LLC.

     (c) Admission of Additional Members. One or more additional members of the LLC may be admitted to the LLC with the written consent of the Member.

     (d) Dissolution. The LLC shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the LLC or the occurrence of any other event which terminates the continued membership of the last remaining member of the LLC in the LLC unless the LLC is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 7.02 Amendments. Subject to the provisions set forth herein, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member or any successor Member.

Section 7.03 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of laws).

Section 7.04 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 7.05 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.06 Facsimile Signatures. This Agreement maybe executed by facsimile transmission and such facsimile will be valid and binding to the same extent as if it were an original.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the Effective Date.

                                        MEMBER:

                                        Summit Care Corporation, a California
                                        corporation


                                        By: /s/ Roland Rapp
                                            ------------------------------------
                                            Roland Rapp, Secretary


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                                    EXHIBIT A
                             DESCRIPTION OF PROPERTY

PROPERTY NAME                 ADDRESS
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
Carmel Hills Healthcare and   810 East Walnut
Rehabilitation Center, LLC    Independence, Missouri 64050


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                                    EXHIBIT B
                                INITIAL MANAGERS

Jose Lynch

John King

Roland Rapp


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